TO BE EFFECTIVE SEPTEMBER 30, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                            STRONG INCOME FUNDS, INC.


     The undersigned Assistant Secretary of Strong Income Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Strong Core Bond Fund, and Strong Short-Term Income Fund as an additional class of Common Stock.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                                  SERIES               AUTHORIZED NUMBER OF SHARES
Strong Advisor Municipal Bond Fund                      Class A              Indefinite
                                                        Class B              Indefinite
                                                        Class C              Indefinite
Strong Core Bond Fund                                   Investor             Indefinite
                                                        Advisor              Indefinite
Strong High-Yield Bond Fund                             Investor             Indefinite
                                                        Advisor              Indefinite
                                                        Institutional        Indefinite
Strong Short-Term High-Yield Bond Fund                  Investor             Indefinite
                                                        Advisor              Indefinite
Strong Short-Term Income Fund                           Investor             Indefinite
                                                        Advisor              Indefinite'"

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on August 2, 2002, in accordance with Sections
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 23rd day of September, 2002.


                                           STRONG INCOME FUNDS, INC.


                                       By: /s/ Gilbert L. Southwell III
                                        ---------------------------------------
                                          Gilbert L. Southwell III
                                          Assistant Secretary

This instrument was drafted by:

Gilbert L. Southwell III
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051